EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VA Software Corporation
Fremont, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92409; 333-92391; 333-38768; 333-38766; 333-38874; 333-59096; 333-71944; 333-101965; and 333-116778) of VA Software Corporation of our reports dated September 29, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of VA Software Corporation’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ Stonefield Josephson, Inc.

San Francisco, California
October 13, 2006